Exhibit (a)(1)(F)

Offer to Purchase for Cash
All Outstanding American Depositary Shares
and All Outstanding Ordinary Shares
of
Elster Group SE
at
$20.50 Per American Depositary Share or
$82.00 Per Ordinary Share
Pursuant to the Offer to Purchase Dated July 9, 2012
by
Mintford AG
an indirect wholly owned subsidiary of
Melrose PLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 8, 2012, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase dated July 9, 2012 (as it may be amended or supplemented from time to time, the "Offer to Purchase") and the related Letter of Transmittal to Tender American Depositary Shares (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the tender offer by Mintford AG, a stock corporation established under German law, registered in the commercial register of the local court of Düsseldorf, Germany, under HRB 65980 ("Bidder") and an indirect wholly owned subsidiary of Melrose PLC, a public limited company incorporated under the laws of the United Kingdom and registered in England and Wales with registered number 4763064 ("Melrose"), to purchase (i) all outstanding American Depositary Shares (the "ADSs") of Elster Group SE, a European public limited liability company incorporated in Germany and organized under the laws of Germany and the European Union and registered in the commercial register of the local court of Essen, Germany, under HRB 22030 ("Elster"), each representing one-fourth of one ordinary share of Elster, nominal value €1 per share (the "Ordinary Shares"), for $20.50 per ADS, net to the seller in cash and (ii) all outstanding Ordinary Shares (which are not otherwise represented by ADSs) for $82.00 per Ordinary Share, net to seller in cash, in each case without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase. Also enclosed is Elster's Solicitation/Recommendation Statement on Schedule 14D-9.

        We are the holder of record of ADSs held for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender ADSs held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

        Your attention is directed to the following:

1.
The price paid in the Offer is $20.50 per ADS, net to you in cash, without interest and less any applicable withholding taxes.

2.
The Offer is being made for all outstanding ADSs and Ordinary Shares.

3.
The Offer is being made pursuant to an Investment Agreement, dated as of June 29, 2012 (the "Investment Agreement"), among Melrose, Bidder and Elster. The Investment Agreement provides, among other things, for the terms and conditions of the Offer. The Investment Agreement is more fully described in Section 13 of the Offer to Purchase.

4.
The administrative board of Elster has (i) determined that, in its opinion, the Offer is fair to and in the best interests of Elster and its stakeholders, including its shareholders, employees and customers, (ii) approved the Offer, and (iii) recommended that the Elster shareholders accept the Offer and tender the Shares that they hold into the Offer.

5.
The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on August 8, 2012, unless the Offer is extended by Bidder (as extended, the "Expiration Time") or earlier terminated.

6.
The Offer is subject to various conditions, including (i) there being validly tendered and not properly withdrawn prior to the Expiration Time a number of ADSs and Ordinary Shares that represents at least 75% of the total share capital of Elster as of the Expiration Time, (ii) Melrose's shareholders approving Melrose's acquisition of Elster for purposes of the United Kingdom stock exchange listing rules at a Melrose shareholder meeting called for such purpose, (iii) Melrose's shareholders approving the creation and authorization of the issuance of ordinary shares of Melrose for purposes Melrose's rights issue of its ordinary shares to its shareholders at a Melrose shareholder meeting called for such purpose, and the admission of such ordinary shares to trading, nil paid, on the London Stock Exchange, (iv) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (v) the receipt of any approval required by and/or expiration of each mandatory waiting period under the antitrust or similar laws of the European Commission, Russia and the Ukraine. The Offer is also subject to the other conditions described in the Offer to Purchase.

7.
Any stock transfer taxes imposed on the sale and transfer of ADSs to Bidder pursuant to the Offer will be paid by Bidder, except as otherwise set forth in the Letter of Transmittal. However, you may be subject to backup withholding at the applicable statutory rate, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See the Letter of Transmittal.

        If you wish to have us tender any or all of your ADSs, please complete, sign, detach and return to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your ADSs, all such ADSs will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Time.

        The offer is not being made to (and no tenders will be accepted from or on behalf of) holders of ADSs in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, "blue sky" or other laws of such jurisdiction.

Instructions Form with Respect to
Offer to Purchase for Cash
All Outstanding American Depositary Shares
and All Outstanding Ordinary Shares
of
Elster Group SE
at
$20.50 Per American Depositary Share or
$82.00 Per Ordinary Share
Pursuant to the Offer to Purchase Dated July 9, 2012
by
Mintford AG
an indirect wholly owned subsidiary of
Melrose PLC

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 9, 2012 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal, in connection with the offer by by Mintford AG, a stock corporation established under German law, registered in the commercial register of the local court of Düsseldorf, Germany, under HRB 65980 ("Bidder") and an indirect wholly owned subsidiary of Melrose PLC, a public limited company incorporated under the laws of the United Kingdom and registered in England and Wales with registered number 4763064, to purchase for cash (i) all outstanding American Depositary Shares (the "ADSs") of Elster Group SE, a European public limited liability company incorporated in Germany and organized under the laws of Germany and the European Union and registered in the commercial register of the local court of Essen, Germany, under HRB 22030 ("Elster"), each representing one-fourth of one ordinary share of Elster, nominal value €1 per share (the "Ordinary Shares"), for $20.50 per ADS, net to the seller in cash and (ii) all outstanding Ordinary Shares (which are not otherwise represented by ADSs) for $82.00 per Ordinary Share, net to seller in cash, in each case without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

        This will instruct you to tender the number of ADSs indicated below or, if no number is indicated below, all ADSs held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

        The undersigned understands and acknowledges that all questions as to validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs made on my behalf will be determined by Bidder in its sole discretion.

Account Number:	SIGN HERE

Number of ADSs to be Tendered:
ADSs*	Signature(s)
Dated , 2012	Name(s)
Address(es)
(Zip Code)
Area Code and Telephone Number
Taxpayer Identification or Social Security No.

*
Unless otherwise indicated, it will be assumed that all ADSs held for the undersigned's account are to be tendered.